Exhibit 10.5

ASTRONOVA, INC.

2018 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION

(Non-employee Director)

This Option is and shall be subject in every respect to the provisions of the 2018 Equity Incentive Plan, as amended from time to time (the “Plan”) of AstroNova, Inc. (the “Company”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum number of shares of Stock for

which this Option is exercisable:

4.	Exercise (purchase) price per share:

5.	Method of Exercise: The Option may be exercised, in whole or in part, by submitting a written notice (including by electronic mail) to the Company, signed by the Holder or such other person who may be entitled to exercise such option, and specifying the number of shares of Stock as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such shares of Stock. Payment shall be made (i) in the form of cash or check payable to the Company for an amount equal to the exercise price of the shares of Stock being purchased, (ii) by delivering to the Company previously owned and unencumbered shares of Stock in an amount equal to the exercise price of the shares of Stock being purchased, or, (iii) with the consent of the Committee, by any of the other methods set forth in the Plan. After the exercise of the option and full payment therefor, shares of Stock representing the number of shares of Stock for which this option has been exercised shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of the Holder.

6.	Expiration Date of Option:

7.	Vesting Schedule: The Option shall vest in full immediately prior to the Company’s next Annual Meeting of Shareholders following the date hereof. All vesting shall cease on the date of termination of Service.

8.	Termination of Service.

If the Holder fails to be re-elected to the Board, resigns or otherwise ceases to be a director of the Company for reasons other than death or Disability (as defined in the Plan), any portion of the Option which is not exercisable on such date shall immediately terminate, and any remaining portion shall terminate if not exercised before twenty-four (24) months following such termination, or at such earlier time as may be applicable under Paragraph 6 above.

If the Holder ceases to be a director of the Company by reason of death or Disability, any portion of the option which is not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twenty-four (24) months following the date of death or commencement of Disability, or such earlier time as may be applicable under Paragraph 6 above.

9.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements, which withholding may be satisfied by cash payment or, with the consent of the Committee, through the withholding or tender of shares of Stock with a Fair Market Value equal to such withholding obligations.

10.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 600 East Greenwich Avenue, West Warwick, RI 02893, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option, as of the Date of Grant.

ASTRONOVA, INC.

By:
Name:
Title:

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

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